EXHIBIT 32.1

CERTIFICATION
PURSUANT TO 18 U.S.C. SS. 1350 ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Greater China Media and Entertainment Corp.  (the "Company") on Form 10-QSB for the quarter ended June 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jake Wei, Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company on the dates and for the periods presented.

Greater China Media and Entertainment Corp.

August 19, 2008	By:	/s/ Jake Wei
Jake Wei
Chief Executive Officer